Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-209445 of our report dated March 25, 2016, relating to the financial statements of Global Macro Trust appearing in the Prospectus, which is part of such Registration Statement, and of our report dated March 25, 2016, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings “Selected Financial Information” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 28, 2016